Exhibit 99.2
Law Offices of
CHAPMAN AND CUTLER llp

	595 Market Street, San Francisco, California 94105-2839	Chicago
Theodore S. Chapman
1877-1943	Telephone (415) 541-0500	111 West Monroe Street
Henry E. Cutler	Facsimile (415) 541-0506	Chicago, IL 60603
1879-1959	chapman.com	(312) 845-3000

Salt Lake City

201 South Main Street
	February 1, 2006	Salt Lake City, UT 84111
(801) 533-0066
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
     Re:      Sequoia Alternative Loan Trust 2006-1 / Tax Opinion
Ladies and Gentlemen:
     You have requested our opinion in connection with certain federal income tax matters related to Sequoia Alternative Loan Trust 2006-1 (the “Trust Fund” ) and the $301,057,342 Class AR, Class AR-L, Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Mortgage Pass-Through Certificates, Series 2006-1 issued with respect thereto (the “Certificates”). The Trust Fund was established by Sequoia Residential Funding, Inc. (the “Depositor”) pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006 (the “Pooling and Servicing Agreement” ), among the Depositor, U.S. Bank National Association, as Trustee, and Wells Fargo Bank, National Association, as Master Servicer and Trust Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor’s Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-118832) filed with the Securities and Exchange Commission under the Securities Act of 1933 on September 7, 2004 and declared effective on or about September 17, 2004, and as amended by Post-Effective Amendment No. 1 filed on Form S-3 with the Securities and Exchange Commission on December 21, 2005 and declared effective on or about December 29, 2005 (as amended, the “Registration Statement” ), and to the Prospectus, dated September 17, 2004 (the “Prospectus” ) and the forms of prospectus supplements included in the Registration Statement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.
     We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement, dated January 26, 2006, and as amended by the Supplement, dated February 1, 2006 (the “Prospectus Supplement ) used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase and Sale Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of February 1, 2006, assigning rights under the Purchase Agreements and the Servicing Agreements, and (vi) such resolutions, certificates, records, and other documents provided by the

Law Offices of
CHAPMAN AND CUTLER llp
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 1, 2006

Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.
     Our opinion is also based on the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, each as amended to the date hereof (the “Code”), administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.
     Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of multiple REMICs, each comprised of the assets and interests specified in the Pooling and Servicing Agreement and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for United States federal income tax purposes:
1.	the statements in the Prospectus under the heading “Federal Income Tax Consequences,” as supplemented or modified by the statements in the Prospectus Supplement under the heading “Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions with respect to United States federal income tax matters, are correct in all material respects; and

2.	each segregated asset pool for which the Pooling and Servicing Agreement directs the Trustee to make a REMIC election will qualify as a REMIC within the meaning of Section 860D of the Code.
     Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than United States federal income tax laws.

Law Offices of
CHAPMAN AND CUTLER llp
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 1, 2006

     We impose no limit on your disclosure of this opinion or the tax treatment or tax structure of the transactions described herein. However, we are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it cannot be relied upon by any other person or for any other purpose without our express written permission.

Very truly yours, /s/ Chapman and Cutler LLP

Law Offices of
CHAPMAN AND CUTLER llp
SCHEDULE A
Redwood Trust, Inc.
One Belvedere Place
Suite 300
Mill Valley, CA 94941
Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, NY 10010
Wells Fargo Bank,
National Association
9062 Old Annapolis Road
Columbia, MD 21045
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107